EXHIBIT 24
LIMITED POWER OF ATTORNEY
FOR
MARK C. BECHTOLD
SECTION 16(a) FILINGS
Know all by these presents, that the undersigned hereby constitutes and appoints each of Susan L. Goupil and Deborah A. Hodgdon, signing singly, the undersigned's true and lawful attorney-in-fact to:
1.	execute for and on behalf of the undersigned, in the
undersigned's individual capacity, Forms 3, 4, and 5 and
amendments thereto in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended, and the rules
thereunder (the "Exchange Act");
2.	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or amendment thereto and timely file such form with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and
3.	take any other action of any type whatsoever which, in the
opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange
Act.This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and
5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of
Attorney may be filed with the SEC as a confirming statement of the authority granted herein.
IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of this 9th day of February, 2004. /S/Mark C. Bechtold
Mark C. Bechtold